UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2010 (March 23, 2010)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2010, the Compensation Committee, or Committee, of the registrant’s Board of Directors held a regularly scheduled meeting at which they evaluated the results of the 2009 Executive Annual Bonus Plan, or the 2009 Plan, for executive officers.  Details of the 2009 Plan were filed on Form 8-K by the registrant on March 27, 2009. The 2009 Plan determined a bonus opportunity of up to 200% of 2009 base salary for Eric Bolton and Simon Wadsworth and up to 100% of 2009 base salary for Tom Grimes, Al Campbell and Drew Taylor, with a modifier that can be applied by the Committee at its discretion, allowing the bonus amount awarded to be lowered or raised by up to 25%. The bonus opportunity is calculated as a percent of salary based on a sliding scale of year-over-year funds from operations, or FFO, per diluted share/unit growth, achievement of individual goals as approved by the Committee, and, in the case of Messrs. Grimes and Taylor, same store gross operating income, or GOI, growth. The weight of each of the performance factors varies by person in the plan. In determining FFO growth, the Committee has the ability to factor in any material and non-recurring events that may occur that impact the registrant’s FFO performance. As the 2009 Plan allowed, the Committee applied a 25% discretionary modifier to the bonus calculations for Messrs. Grimes and Taylor. Following the modifier, the final bonuses awarded by the Committee in compliance with the 2009 Plan were cash awards as follow:

2009 Bonus
H. Eric Bolton, Jr.	$ 815,506
Simon R.C. Wadsworth	$ 531,814
Albert M. Campbell, III	$ 159,640
Thomas L. Grimes, Jr.	$ 106,526
James Andrew Taylor	$ 93,750

On March 23, 2010, the Committee awarded 2010 base salaries as follows:

2010 Salary
H. Eric Bolton, Jr.	$ 437,302
Albert M. Campbell, III	$ 208,093
Thomas L. Grimes, Jr.	$ 206,794
James Andrew Taylor	$ 175,000

On March 23, 2010, the Committee adopted an annual bonus plan for 2010, the 2010 Plan, for executive officers. The 2010 Plan determines a bonus opportunity of up to 200% of 2010 base salary for Mr. Bolton and up to 100% of 2010 base salary for Messrs. Grimes, Campbell and Taylor, with a modifier that can be applied by the Committee at its discretion, allowing the bonus amount awarded to be lowered or raised by up to 25%. The bonus opportunity is calculated as a percent of salary based on a sliding scale of year-over-year FFO per diluted share/unit growth, achievement of individual goals as approved by the Committee, and, in the case of Messrs. Grimes and Taylor, same store GOI growth. The weight of each of the performance factors varies by person in the plan. In determining FFO growth, the Committee has the ability to factor in any material and non-recurring events that may occur that impact the registrant’s FFO performance.

A copy of the 2010 Plan is set forth on Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On March 23, 2010, the Compensation Committee also adopted the 2010 Restricted Stock Plan for 30 employees including all named executive officers. The 2010 Restricted Stock Plan allows for the award of shares of restricted stock based on a percentage of the participant’s salary. The plan allows for both service-based and performance-based grants. The service-based grant is immediately earned with the timing of the vesting dependent upon total shareholder return performance and will either complete vesting after a one or four year restriction period. The performance-based grant will be earned dependent upon total shareholder return performance with any earned grants completing vesting after a one year restriction period. All vestings are dependent upon continued employment in good standing through the vest date.

A copy of the Plan is set forth on Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

On March 23, 2010, the Compensation Committee also approved a restricted stock grant for Messrs. Campbell, Grimes and Taylor. The shares issued were equivalent to 25% of the respective executive officer’s salary and will vest 1/3rd on March 23, 2011, 1/3rd on March 23, 2012, and 1/3rd on March 23, 2013, dependent upon continued employment in good standing through the vest date.

ITEM 9.01                      Financial Statements and Exhibits

           (c)           Exhibits

Exhibit Number	Description
4.1	Form of Restricted Stock Agreement
10.1	2010 Executive Annual Bonus Plan
10.2	2010 Restricted Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: March 24, 2010	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)